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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF PSINET INC.
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                             Domestic Subsidiaries

1.  PSINet New York Shelf Inc. (NY)
2.  PSINet North America Holdings Inc. (DE)
3.  PSINet Asia Holdings Inc. (DE)
4.  Telecom Licensing Inc. (DE)
5.  PSIWeb Inc. (DE)
6.  PSINet Security Services Inc. (DE)
7.  PSINet Europe Inc. (NY)
8.  PSINetworks Company (DE)
9.  IoCom, Inc. (OK)
10. PSINet Telecom Limited (DE)
11. Telecom Licensing of Virginia, Inc. (VA)
12. Rimnet USA Corporation (NY)
13. Sports ISP, Inc. (DE)
14. PSINet South America Holdings Inc. (DE)
15. R.B. Investments Delaware, Inc. (DE)
16. PSINet Miami Management Inc. (DE)
17. R.G. Investments Delaware, Inc. (DE)
18. Transaction Network Services, Inc. (DE)
19. TNS Investments, Inc. (DE)
20. TNS Datalink, Inc. (DE)
21. TNS-Transline, LLC (DE)
22. Caribbean Internet Services Corporation (PR)
23. Telalink Corporation (TE)
24. PSINet Ventures Ltd. (DE)
25. PSINet IMEA Holdings Inc. (DE)
26. PSINet Realty Inc. (DE)
27. Internet Network Technologies, Inc. (CA)
28. Lyceum Internet (GA)
29. Alpha Dot Net Corp. (WI)
30. PSINet Shelf IV Inc. (DE)
31. PSINet Strategic Investments, Inc. (DE)
32. PSINet Strategic Services, Inc. (DE)
33. Telepath System, Inc. (OK)
34. UHF SPV Inc. (DE)
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                             Foreign Subsidiaries

1.  AAA Internet Limited (Hong Kong)
2.  Abaforum S.A. (Spain)
3.  Argentine On-line S.A. (Argentina)
4.  AsiaNet (Hong Kong) Limited (Hong Kong)
5.  Ciberia Internet S.L. (Spain)
6.  COMINT-UR S.R.L. (Netgate) (Uruguay)
7.  Controladora PSINet S.A. de C.V. (Mexico)
8.  Cordoba Holdings Limited (States of Jersey)
9.  Correio Popular S.A. (Brazil)
10. CSO.Net Telecom Services GmbH (Austria)
11. Dokinet Kft (Hungary?)
12. Domain Acesso e Servicos Internet Ltda. (Brazil)
13. Elender Informatkai es Szmatistechnokai Reszventarsasag (Hungary)
14. EUnet GB Limited (United Kingdom)
15. Global Link Information Services Limited (Hong Kong)
16. GlobalNet Informatica Ltda. (Brazil)
17. Hong Kong Internet & Gateway Services Limited (Hong Kong)
18. Horizontes Internet Ltda. (Brazil)
19. Huge Net Limited  (Hong Kong)
20. Infase Comunicaciones S.L. (Spain)
21. Interactive Networx mbH & Co. KG (Germany)
22. Intercomputer S.A. (Spain)
23. Intercomputer Soft S.A. (Spain)
24. Internet de Mexico S.A. de C.V.(Mexico)
25. Internet Plus Pty Ltd. (Australia)
26. Interserver S.A.(Argentina)
27. Inversiones Tribeca S.A. (Chile)
28. Istomet, S.A./Orbinet Telecommunications Inc. (Panama)
29. IPhil Communications Network, Inc.(Philippines)
30. ITN S.A. (Chile)
31. La Chaux-de-Fonds Branch Office of PSINet Europe B.V. (Switzerland)
32. LinkAge WebMedia Limited (Hong Kong)
33. Lomitur S.A. (Uruguay)
34. London Hosting Centre Limited (States of Jersey)
35. Modem Holdings Limited (States of Jersey)
36. Netexpress Servicios Internet Limitada (Chile)
37. Netup S.A. (Chile)
38. netwing EDV-Dienstleistungs ges.m.b.H (Austria)
39. New Com SAL (Lebanon)
40. Pacwan (France)
41. PSINet (Europe) SARL (Switzerland)
42. PSINet Argentina S.A. (Argentina)
43. PSINet Asia-Pacific Limited (Hong Kong)
44. PSINet Australia Pty Ltd (Australia)
45. PSINet Belgium S.P.R.L. (Belgium)
46. PSINet Chile S.A. (Chile)
47. PSINet Datacenter Canada (1999) Limited (Canada)
48. PSINet Datacenter Netherlands B.V. (Netherlands)
49. PSINet Datacenter Switzerland Sarl (Switzerland)
50. PSINet Datacentre UK Limited (United Kingdom)
51. PSINet do Brazil (Brazil)
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52.  PSINet Europe B.V. (Netherlands)
53.  PSINet Europe Limited (Ireland)
54.  PSINet France S.A.R.L. (France)
55.  PSINet Germany GmbH (Germany)
56.  PSINet Germany Holding GmbH (Germany)
57.  PSINet Hong Kong Limited (Hong Kong)
58.  PSINet Hosting Centre Limited (States of Jersey)
59.  PSINet Italy S.r.l. (Italy)
60.  PSINet Japan Inc. (Japan)
61.  PSINet Korea Inc. (Korea)
62.  PSINet Jersey Limited (States of Jersey)
63.  PSINet Limited (Canada)
64.  PSINet Limited (United Kingdom shelf)
65.  PSINet Mexico, S.A. de C.V. (Mexico)
66.  PSINet Netherlands B.V. (Netherlands)
67.  PSINet Panama, Inc. (Panama)
68.  PSINET Philippines Holding Inc. (Philippines)
69.  PSINet Realty Canada Limited (Canada)
70.  PSINet Realty Germany GmbH (Germany)
71.  PSINet Realty Netherlands B.V. (Netherlands)
72.  PSINet Realty Switzerland Sarl (Switzerland)
73.  PSINet Spain S.L. (Spain)
74.  PSINet Sweden A.B. (Sweden)
75.  PSINet Switzerland SARL (Switzerland)
76.  PSINet Taiwan Inc. (Republic of China)
77.  PSINet UK Limited (United Kingdom)
78.  PSINetworks Canada Limited (Canada)
79.  PSINetworks Europe SARL (Switzerland)
80.  PSINetworks Japan Inc. (Japan)
81.  PSINetworks UK Limited (United Kingdom)
82.  PSIWeb Europe Limited (Ireland)
83.  PSIWeb SARL  (Switzerland)
84.  R. G. Investments Panama Inc. (Panama)
85.  RIMNET Corporation (Japan)
86.  Sao Paulo Online S/C Ltda. (STI) (Brazil)
87.  Satelur S.A. (Uruguay)
88.  Servicios PSINet, S.A. de C.V. (Mexico)
89.  Servnet Servicos de Informatica e Comunicacao Ltda. (Brazil)
90.  Site Internet Ltda. (TBA Internet) (Brazil)
91.  SpiderNet (Hong Kong) Limited (Hong Kong)
92.  SPIN GmbH (Switzerland)
93.  SSD S.A. (Argentina)
94.  Terzomellennio Srl (Italy)
95.  The Internet Company (TIC) (Switzerland)
96.  TNS A.B. (Sweden)
97.  TNS Australia (Australia)
98.  TNS GmbH (Germany)
99.  TNS KK (Japan)
100. TNSL ((Ireland)
101. TNS S.A. (France)
102. TNS Transexpress Holdings (United Kingdom)
103. TNS-Transline Ltd. (United Kingdom)
104. TNS-Transline Sarl (France)
105. TNS UK (United Kingdom)
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106. Tokyo Internet Corporation (Japan)
107. TV-Online Kft (Hungary?)
108. TWICS Co., Ltd. (Japan)
109. SwitchTran (Ireland)
110. Switchtran (UK) Limited (United Kingdom)
111. Vision Network Ltd. (Hong Kong)
112. Unix Support Nederland  (Netherlands)
113. Wavis Equipamentos de Informatica Ltda (Openlink) (Brazil)
114. Zircon Holdings (Aust) Pty Ltd  (Australia)